EXHIBIT 24

POWER OF ATTORNEY

Directors of Lincoln Electric Holdings, Inc.

     Each of the undersigned Directors of Lincoln Electric Holdings, Inc. hereby appoints Anthony A. Massaro, Frederick G. Stueber and Vincent K. Petrella, and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Act”), an annual report on Form 10-K for the year ended December 31, 2003 relating to Lincoln Electric Holdings, Inc., such other periodic reports as may be required pursuant to the Act, amendments and exhibits to any of the foregoing and any and all other documents to be filed with the Securities and Exchange Commission or elsewhere pertaining to such reports, with full power and authority to take any other action deemed necessary or appropriate to effect the filing of the documents.

     Executed the date set forth below.

/s/ Anthony A. Massaro	/s/ John M. Stropki, Jr.	/s/ Harold L. Adams

Anthony A. Massaro, Director	John M. Stropki, Jr., Director	Harold L. Adams, Director
February 4, 2004	February 4, 2004	February 4, 2004

/s/ Harry Carlson	/s/ Ranko Cucuz	/s/ David H. Gunning

Harry Carlson, Director	Ranko Cucuz, Director	David H. Gunning, Director
February 4, 2004	February 4, 2004	February 4, 2004

/s/ Robert J. Knoll	/s/ Paul E. Lego	/s/ G. Russell Lincoln

Robert J. Knoll, Director	Paul E. Lego, Director	G. Russell Lincoln, Director
February 4, 2004	February 4, 2004	February 4, 2004

/s/ Kathryn Jo Lincoln	/s/ Hellene S. Runtagh	/s/ Frank L. Steingass

Kathryn Jo Lincoln, Director	Hellene S. Runtagh, Director	Frank L. Steingass, Director
February 4, 2004	February 4, 2004	February 4, 2004

/s/ George H. Walls, Jr.

George H. Walls, Jr., Director
February 4, 2004

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